UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CAMBRIA ETF TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Starting on or after July 31, 2023, the following recorded message will be delivered to shareholders of Cambria Shareholder Yield ETF, Cambria Tail Risk ETF, Cambria Cannabis ETF, and Cambria Global Asset Allocation ETF, each a series of Cambria ETF Trust, who have not previously submitted their proxy votes with respect to the shareholder meeting held on July 14, 2023, and subsequently adjourned until August 25, 2023.

Hi! This is Meb Faber, CIO and portfolio manager of your Cambria funds. Please give me just one minute of your time to listen to this message about the proxy campaign for one or more of your Cambria funds, in which you’re invested.

As Cambria has grown, we have decided to make some operational changes to help us better serve our shareholders like you and we need your help in participating in the associated proxy voting campaign that’s running until August 25th. Please cast your vote on or before the morning of August 25th.

To cast your vote, please call 888-490-5095, or at any point during this message, you can press the number 1 to be transferred to a Broadridge representative who will record your vote.

It would mean a great deal if you could take approximately three minutes to call the proxy voting call center at 888-490-5095 and cast your vote. You only need to provide basic information like your phone number, last name, and zip code.

The call center is open from 9 am to 10 pm Eastern standard time, Monday through Friday. Alternatively, you can press the number 1 now, and be transferred to the US-based call center, where someone will record your vote.

Please know that I am not telling you how you should vote. I am simply requesting you to participate in this very important exercise. Your vote, however cast, will help Cambria. Once again, that number is 888-490-5095.

Thank you so much for your support and Good investing!

Starting on or after July 31, 2023, the following text message will be delivered to shareholders of Cambria Shareholder Yield ETF, Cambria Tail Risk ETF, Cambria Cannabis ETF, and Cambria Global Asset Allocation ETF, each a series of Cambria ETF Trust, who have not previously submitted their proxy votes with respect to the shareholder meeting held on July 14, 2023, and subsequently adjourned until August 25, 2023.

This is the team at Cambria Investment Management. We are reaching out because you haven’t voted your shares of the Cambria [XXX] ETF in our ongoing proxy. Please call 888-490-5095 to submit your vote to our proxy solicitor Broadridge. It will only take 2 mins and means a lot to us. Thanks so much for your support!